Exhibit 99.1

FOR IMMEDIATE RELEASE

At the Company	At CCG Investor Relations
Contact: Jim Klingler, CFO	Contact: Sean Collins, Partner
Phone: (818) 734-8600	Phone: (818) 789-0100

NORTH AMERICAN SCIENTIFIC RECEIVES

NOTICE OF NON-COMPLIANCE FROM NASDAQ

Chatsworth, CA – March 25, 2005 — North American Scientific, Inc. (Nasdaq: NASI) today announced that it received a notice from the Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended January 31, 2005 (the “Form 10-Q”).

As a result of the Company’s noncompliance, the Company’s common stock is subject to delisting from Nasdaq at the opening of business on April 1, 2005, unless the Company requests a timely hearing with a Nasdaq Listing Qualifications Panel to appeal such delisting.  The Company intends to make such an appeal.  A request for a hearing will stay the delisting action pending the issuance of a written determination by a Nasdaq Listing Qualifications Panel.  The Company’s common stock will remain quoted on Nasdaq pending the outcome of the appeal under the symbol NASIE.  The fifth character “E” will be appended to the Company’s trading symbol at the opening of business on March 28, 2005.  While the Company is working diligently to complete and file its Form 10-Q as promptly as possible, the Company can provide no assurances that a Nasdaq Listing Qualifications Panel will grant the Company’s request for continued listing.

About North American Scientific

North American Scientific is a leader in products for radiation therapy.  Its innovative radioisotope-based products include brachytherapy seeds, used primarily in the treatment of prostate cancer, marketed under the trade name Prospera®.  The Company is also a leading supplier of planning and delivery technology for intensity modulated radiation therapy (IMRT) and image guided radiation therapy (IGRT). IMRT allows an escalated radiation dose to be delivered to a tumor while limiting exposure and damage to nearby healthy tissue.  The Company’s principal IMRT products are marketed under the trade names PEACOCK® and CORVUS®.  The Company’s IGRT product, BAT®, provides fast and accurate targeting and localization of a treatment volume on a daily basis.  More than 400 hospitals and research sites worldwide are equipped with the Company’s clinically proven PEACOCK®, CORVUS® (our proprietary treatment planning software), BAT® and ancillary treatment solutions. Please visit www.nasmedical.com for more information.

Statements included in this release that are not historical facts may be considered forward-looking statements that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company including, but not limited to, uncertainties relating to drug discovery and clinical development processes, the impact of competitive products and technological changes, changes in relationships with strategic partners and dependence upon strategic partners for the performance of critical activities under collaborative agreements, the ability of the Company to successfully directly market and sell its brachytherapy products, uncertainties relating to patent protection and regulatory approval, the stable supply of appropriate isotopes, the impact of competitive products and pricing, research and development estimates, market opportunities, risks associated with strategic opportunities or acquisitions the Company may pursue and the risk factors included in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statements contained in this news release speak only as of the date of this release, and the Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future results or otherwise.